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                                                                   EXHIBIT 10.19


                         NON-RECOURSE PROMISSORY NOTE
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$500,000                                              San Francisco, California
                                                                October 6, 1999

     For value received, the undersigned promises to pay Aeneid Corporation, a California corporation (the "Company"), at its principal office the principal
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sum of $500,000, together with interest on the sum of the outstanding principal balance, plus accrued but unpaid interest, at the rate of 5.41% per annum, compounded monthly. Such principal and interest shall be due and payable on October __, 2002.

     Principal and interest are payable in lawful money of the United States of America. AMOUNTS DUE UNDER THIS NOTE MAY BE PREPAID AT ANY TIME WITHOUT INTEREST OR PENALTY.

     Should suit be commenced to collect any sums due under this Note, such sum as the Court may deem reasonable shall be added hereto as attorneys' fees. The makers and endorsers have severally waived presentment for payment, protest, notice of protest, and notice of nonpayment of this Note.

     This Note, which is non-recourse, is secured by a pledge of certain shares of Common Stock of the Company owned by the undersigned and is subject to the terms of a Pledge and Security Agreement between the undersigned and the Company of even date herewith.

     THIS NOTE IS NON-RECOURSE TO THE UNDERSIGNED. The Company shall look solely to any collateral securing this Note for payment of any unpaid amounts due under this Note, whether or not the value of such collateral is sufficient to liquidate the entire amount due. The Company shall have no claim against the undersigned for payment of any amount due under this Note other than to the extent of the interest of the undersigned in the collateral securing this Note in accordance with the aforementioned Pledge and Security Agreement.

     In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain in full force and effect.

     This Note shall be governed by, and construed in accordance with, the laws of the State of California without regard to conflicts of laws principles.

                                    /s/ David Putterman
                                    ---------------------------
                                    Daniel Putterman